                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: November 21, 2000



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




         DELAWARE                                            51-0374887
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


15501 NORTH DIAL BOULEVARD
SCOTTSDALE, ARIZONA                                          85260-1619
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's Telephone Number, Including Area Code (480) 754-3425.
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ITEM 5. OTHER EVENTS.

On November 21, 2000, the lenders under Dial's $450 million credit facility agreed to amend the covenant requiring a maximum ratio of 3 to 1 for funded debt to EBITDA. The following table reflects the maximum ratio of funded debt to EBITDA now permitted under Dial's credit facility.

         Date                                        Maximum Ratio
         ----                                        -------------
         September 30, 2000 and prior                3.00 to 1.00
         December 31, 2000                           3.50 to 1.00
         March 31, 2001                              3.50 to 1.00
         June 30, 2001                               3.25 to 1.00
         Thereafter                                  3.00 to 1.00

As a result, Dial now believes that it will be in compliance with all covenants under the credit facility at December 31, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE DIAL CORPORATION
November 21, 2000

/s/ Conrad A. Conrad

Conrad A. Conrad
Senior Vice President and Chief Financial Officer